EXECUTION COPY

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

Dated as of May 21, 2008

By and Among

BANK OF AMERICA, N.A.,

as Collateral Agent

And

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT FOR THE REVOLVING CREDIT FACILITY ON BEHALF OF THE REVOLVING CREDIT FACILITY LENDERS,

BANK OF AMERICA, N.A., AS SERVICER FOR THE FRANCHISE LOAN FACILITY ON BEHALF OF THE FRANCHISE LOAN FACILITY PARTICIPANTS,

And

THE INSTITUTIONAL INVESTORS LISTED ON SCHEDULE 3 HERETO, AS NOTEHOLDERS

TABLE OF CONTENTS

SECTION	HEADING	PAGE
SECTION 1.	Definitions	3
Section 1.1.	Definitions	3
Section 1.2.	Effectiveness of this Agreement	9
SECTION 2.	Relationships Among Secured Parties	9
Section 2.1.	Equal and Ratable Sharing of Collateral	9
Section 2.2.	Restrictions on Actions	10
Section 2.3.	Representations and Warranties	11
Section 2.4.	Cooperation; Accountings	12
Section 2.5.	Termination Note Agreement, Revolving CreditFacility Agreement or Franchise Loan Facility Agreement 12
SECTION 3.	Appointment and Authorization of Collateral Agent	12
SECTION 4.	Agency Provisions	13
Section 4.1.	Delegation of Duties	13
Section 4.2.	Exculpatory Provisions	13
Section 4.3.	Reliance by Collateral Agent	14
Section 4.4.	Knowledge or Notice of Default or Event of Default	14
Section 4.5.	Non-Reliance on Collateral Agent and Other Creditors	14
Section 4.6.	Indemnification	15
Section 4.7.	Collateral Agent in Its Individual Capacity	16
Section 4.8.	Successor Collateral Agent	16
SECTION 5.	Actions by the Collateral Agent	18
Section 5.1.	Duties and Obligations	18
Section 5.2.	Notification of Default	18
Section 5.3.	Exercise of Remedies	18
Section 5.4.	Changes to Security Documents	18
Section 5.5.	Release of Collateral	18
Section 5.6.	Other Actions	18
Section 5.7.	Cooperation	19
Section 5.8.	Distribution of Proceeds	19
Section 5.9.	Authorized Investments	20
Section 5.10.	Determination of Amount of Senior Secured Obligations	21
Section 5.11.	Reinstatement	22
SECTION 6.	Bankruptcy Proceedings	22
SECTION 7.	Miscellaneous	23

Section 7.1.	Creditors; Other Collateral	23
Section 7.2.	Marshalling	23
Section 7.3.	Consents, Amendments, Waivers	23
Section 7.4.	Governing Law	23
Section 7.5.	Parties in Interest	23
Section 7.6.	Counterparts	24
Section 7.7.	Termination	24
Section 7.8.	Notices	24

ATTACHMENTS TO INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT:

Schedule 1 – Information relating to the Noteholders

Exhibit A – List of Security Documents

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of May 21, 2008 (this “Agreement”), is entered into by and among Bank of America, N.A., in its capacity as Collateral Agent (as hereinafter defined), Bank of America, N.A., in its capacity as administrative agent (the “Revolving Credit Facility Agent”) under the Revolving Credit Facility Agreement (as hereinafter defined) on behalf of itself and each of the Revolving Credit Facility Secured Creditors (as hereinafter defined), Bank of America, N.A., in its capacity as servicer (the “Franchise Loan Facility Servicer”) under the Franchise Loan Facility Agreement (as hereinafter defined) on behalf of itself and each of the Franchise Loan Facility Secured Creditors (as hereinafter defined), each of the institutional investors listed on Schedule 1 attached hereto (each a “Noteholder” and collectively, the “Noteholders”), the Company (as hereinafter defined) and the Guarantors (as hereinafter defined).

RECITALS:

A.  Ruby Tuesday, Inc., a Georgia corporation (the “Company”), is concurrently herewith entering into that certain Amended and Restated Note Purchase Agreement dated as of May 21, 2008 (the “Note Agreement”) with the institutional investors listed on Schedule A attached thereto, (the “Holders”), said Note Agreement amends and restates that certain Note Purchase Agreement dated as of April 1, 2003 (as amended by that certain First Amendment dated as of October 1, 2003 and that certain Second Amendment dated as of November 30, 2007, the “Original Note Agreement”) pursuant to which the original purchasers purchased $150,000,000 aggregate principal amount of the Company’s Senior Notes consisting of $85,000,000 aggregate principal amount of its 4.69% Senior Notes, Series A, due April 1, 2010 (as heretofore amended, the “Original Series A Notes”) and $65,000,000 aggregate principal amount of its 5.42% Senior Notes, Series B, due April 1, 2013 (as heretofore amended, the “Original Series B Notes”; said Original Series B Notes together with the Original Series A Notes are collectively referred to herein as the “Original Notes”). Pursuant to the Note Agreement, the Company is concurrently herewith amending and restating the Original Notes to be in the forms of the Notes (as defined in the Note Agreement) attached to the Note Agreement and is issuing such Notes (herein, the “Senior Secured Notes”) to the Holders.

B.  The Company has heretofore entered into that certain Amended and Restated Revolving Credit Agreement dated as of February 28, 2007 with the Revolving Credit Facility Lenders, the Revolving Credit Facility Agent, Bank of America, N.A., as issuing bank (the “Issuing Bank”) and swingline lender (as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of November 30, 2007 and that certain Limited Waiver Agreement dated as of February 29, 2008, the “Original Revolving Credit Facility Agreement”), pursuant to which the Revolving Credit Facility Lenders provide to the Company a revolving credit loan maturing February 23, 2012 in an amount not to exceed $500,000,000. The Company is concurrently herewith entering into that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated as of May 21, 2008 (the “Second Amendment to Revolving Credit Facility Agreement”) to the Original Revolving Credit Facility Agreement (the Original Revolving Credit Facility Agreement as amended by the Second Amendment to Revolving Credit Facility Agreement being herein referred to as the “Revolving Credit Facility Agreement”).

C.  The Company has heretofore entered that certain Amended and Restated Loan Facility Agreement and Guaranty dated as of November 19, 2004 with the Franchise Loan Facility Servicer, AmSouth Bank, as Documentation Agent, SunTrust Bank, as Co-Syndication Agent, and Wachovia Bank, N.A., as Co-Syndication Agent, and the Participants party thereto (as amended by that certain First Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of September 8, 2006, that certain Second Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of February 28, 2007 and that certain Third Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of November 30, 2007, the “Original Franchise Loan Facility Agreement”), pursuant to which the Franchise Loan Facility Participants provide to certain franchisees of the Company revolving credit loans maturing no later than October 5, 2011 in an aggregate amount not to exceed $48,000,000 and which revolving credit loans are guaranteed by the Company. The Company is concurrently herewith entering into that certain Fourth Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of May 21, 2008 (the “Fourth Amendment to Franchise Loan Facility Agreement”) to the Original Franchise Loan Facility Agreement (the Original Franchise Loan Facility Agreement as amended by the Fourth Amendment to the Franchise Loan Facility Agreement being herein referred to as the “Franchise Loan Facility Agreement”).

D.  The obligations of the Company to the Noteholders under the Note Agreement, the Senior Secured Notes and the other Senior Note Documents (as hereafter defined), the obligations of the Company to the Revolving Credit Facility Lenders, the Revolving Credit Facility Agent and the Issuing Bank under the Revolving Credit Facility Agreement and the other Revolving Credit Facility Loan Documents (as hereinafter defined), the obligations of the Company to the Franchise Loan Facility Servicer and the Franchise Loan Facility Participants under the Franchise Loan Facility Agreement and the other Franchise Loan Facility Documents (as hereinafter defined) and the other Senior Secured Obligations (as hereinafter defined) will be secured equally and ratably by the Collateral (as hereinafter defined) pursuant to certain documents set forth on Exhibit A hereto and the other Security Documents and administered in accordance with the terms and conditions hereof. The Noteholders, the Revolving Credit Facility Agent on behalf of the Revolving Credit Facility Lenders and the Franchise Loan Facility Servicer on behalf of the Franchise Loan Facility Participants desire to appoint Bank of America, N.A. as the collateral agent (the “Collateral Agent”) to act on behalf of the Noteholders, the Revolving Credit Facility Lenders and the Franchise Loan Facility Participants regarding the Collateral, all as more fully provided herein. The parties hereto have entered into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Noteholders, the Revolving Credit Facility Lenders and the Franchise Loan Facility Participants regarding their equal and ratable interests in the Collateral.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	DEFINITIONS.

Section 1.1.     Definitions. The following terms shall have the meanings assigned to them below in this Section 1.1 or in the provisions of this Agreement referred to below:

“Affiliate” shall mean at any time, and (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company or any Subsidiary, any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in the preamble hereof, and shall include such agreement as amended, restated, supplemented or otherwise modified in accordance with its terms.

“Bankruptcy Proceeding” shall mean, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois, Charlotte, North Carolina or Knoxville, Tennessee are required or authorized to be closed.

“Cash Equivalent Investments” shall mean, (a) direct obligations of the United States Government or any agencies thereof and obligations guaranteed by the United States Government, in each case having remaining terms to maturity of not more than 30 days; and (b) certificates of deposit, time deposits and acceptances, having remaining terms to maturity of not more than 60 days issued by United States banks which have a combined capital and surplus of at least $1,000,000,000 and having an “A” rating or better assigned thereto by Standard & Poor’s Ratings Group, a Division of The McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc.

“Collateral” shall mean all collateral under, and cash received in respect of, the Security Documents.

“Collateral Agent” shall be the party identified as such in the Recitals hereof, and its successors and permitted assigns.

“Commitment” shall mean (a) in respect of the Revolving Credit Facility Agreement, the commitment of the Revolving Credit Facility Lenders to fund borrowing requests by the Company or participate in Revolving Credit Facility Letters of Credit or the Issuing Bank to issue Revolving Credit Facility Letters of Credit, in accordance with the Revolving Credit Facility Agreement and (b) in respect of the Franchise Loan Facility Agreement, the commitment of the Franchise Loan Facility Servicer to fund advances to franchisees designated by the Company or to issue Franchise Loan Facility Letters of Credit in accordance with the Franchise Loan Facility Agreement or of the Franchise Loan Facility Participants to participate in advances to the franchisees or to participate in Franchise Loan Facility Letters of Credit.

“Company Proceeds” shall have the meaning assigned thereto in Section 2.1(c).

“Creditor” shall mean any one of the Noteholders, the Revolving Credit Facility Secured Creditors, the Franchise Loan Facility Secured Creditors, but, in each case, only in such capacity, and any successors and permitted assigns to the interests in the Senior Secured Obligations owing to any such Person in such capacity.

“Default” shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

“Default Notice” shall have the meaning assigned thereto in Section 5.2.

“Enforcement Event” shall mean (a) the commencement of a Bankruptcy Proceeding with respect to the Company or any Subsidiary, (b) the acceleration of the Senior Secured Notes or the obligations under the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement or (c) the exercise of any remedy by the Collateral Agent against the Company or any Subsidiary with respect to the Collateral.

“Event of Default” shall mean any event or occurrence which would constitute (a) an “Event of Default” under the terms of the Note Agreement, the Revolving Credit Facility Agreement or any Security Document or (b) a “Credit Event” under the terms of the Franchise Loan Facility Agreement.

“Existing Guaranties” shall mean the Guaranty Agreement (as defined in the Note Agreement), the Subsidiary Guaranty Agreement (as defined in the Revolving Credit Facility Agreement) and any Subsidiary Guaranty Agreement (as defined in the Franchise Loan Facility Agreement) as each is in effect on the date hereof and as each may be amended, restated, supplemented, replaced or otherwise modified in accordance with the terms thereof.

“Fee Letter” shall mean the fee letter dated as of the date hereof by and between the Company and the Collateral Agent.

“Financing Documents” means the Franchise Loan Facility Documents, the Revolving Credit Facility Documents and the Senior Note Documents.

“Franchise Loan Facility Agreement” shall have the meaning assigned thereto in the Recital hereof, and shall include such agreement as amended, restated, replaced, supplemented or otherwise modified in accordance with its terms or as refinanced.

“Franchise Loan Facility Agreement Obligations” means the “Guaranteed Obligations” under and as defined in the Franchise Loan Facility Agreement as in effect on the date hereof.

“Franchise Loan Facility Documents” shall mean the Franchise Loan Facility Agreement, the Existing Guaranties in favor of the Franchise Loan Facility Participants and all guaranties, fee letters, mortgages, security agreements, pledge agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby.

“Franchise Loan Facility Letters of Credit” shall mean all the letters of credit issued under or pursuant to the Franchise Loan Facility Agreement.

“Franchise Loan Facility Participant Exposure” shall mean, as of any date of determination, for any Franchise Loan Facility Participant, the amount of such Franchise Loan Facility Participant’s Participating Commitment; provided that, if (a) a Bankruptcy Proceeding with respect to the Company or any Guarantor has been commenced, (b) any of the Senior Secured Obligations have been accelerated (which acceleration has not been rescinded) or (c) such Franchise Loan Facility Participant has terminated its Commitment, then “Franchise Loan Facility Participant Exposure” shall mean, as of such date of determination, for such Franchise Loan Facility Participant, such Franchise Loan Facility Participant’s Funded Participant’s Interest.

“Franchise Loan Facility Participants” shall mean the financial institutions from time to time party to the Franchise Loan Facility Documents as Participants thereunder and as defined therein and their successors and permitted assigns.

“Franchise Loan Facility Secured Creditors” shall mean the Franchise Loan Facility Servicer and the Franchise Loan Facility Participants.

“Franchise Loan Facility Servicer” shall have the meaning assigned thereto in the Recital hereof and shall include its successors and assigns.

“Funded Participant’s Interest” shall have the meaning assigned thereto in the Franchise Loan Facility Agreement as in effect on the date hereof.

“Guarantor” shall mean any Guarantor under an Existing Guaranty or any other guaranty in respect of indebtedness existing under the Note Agreement, the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement.

“Hedging Agreements” shall mean the Hedging Agreements under and as defined in the Revolving Credit Facility Agreement.

“Indemnity Share” shall have the meaning assigned thereto in Section 4.6.

“Issuing Bank” is defined in the preamble hereof, and shall include any successor thereof.

“Letter of Credit Collateral Account” shall have the meaning assigned thereto in Section 5.8 hereof.

“Letter of Credit Exposure” shall mean, at any time and without duplication, the sum of (a) the aggregate undrawn portion of all uncancelled and unexpired Letters of Credit and (b) the aggregate unpaid reimbursement obligations of the Company in respect of drawings under any Letter of Credit.

“Letters of Credit” shall mean the collective reference to the Revolving Credit Facility Letters of Credit and the Franchise Loan Facility Letters of Credit.

“Lien” shall mean, with respect to any Person, any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” shall have the meaning assigned thereto in the Note Agreement as in effect on the date hereof.

“Majority Creditors” shall mean (a) Noteholders holding at least 51% of the aggregate outstanding principal amount of the indebtedness evidenced by the Senior Secured Notes, (b) Revolving Credit Facility Lenders holding at least 51% of the aggregate amount of the Revolving Credit Facility Lender Exposure of all Revolving Credit Facility Lenders and (c) Franchise Loan Facility Participants holding at least 51% of the aggregate amount of the Franchise Loan Facility Participant Exposure of all Franchise Loan Facility Participants, in each case, voting as a separate class.

“Non-Indemnifying Creditor” shall have the meaning assigned thereto in Section 4.6.

“Note Agreement” shall have the meaning assigned thereto in the Recitals hereof, and shall include such agreement as amended, restated, replaced, supplemented or otherwise modified in accordance with its terms or as refinanced.

“Noteholders” shall mean the parties identified as such in the Recitals hereof, and their successors and permitted assigns.

“Notice of Default” shall mean a notice pursuant to Section 5.2 hereof from the Collateral Agent to the Creditors of the occurrence of an Event of Default.

“Participating Commitment” shall have the meaning assigned thereto in the Franchise Loan Facility Agreement as in effect on the date hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Requisite Creditors” shall mean (a) the Noteholders holding obligations under the Senior Secured Notes, the approval of which is required to approve any contemplated amendment or modification of, termination or waiver of any provision of or consent to any departure from the terms of this Agreement under the terms of the Note Agreement, (b) the Revolving Credit Facility Creditors the approval of which is required to approve any contemplated amendment or modification of, termination or waiver of any provision of or consent to any departure from the terms of this Agreement under the terms of the Revolving Credit Facility Agreement and (c) the Franchise Loan Facility Creditors the approval of which is required to approve any contemplated amendment or modification of, termination or waiver of any provision of or consent to any departure from the terms of this Agreement under the terms of the Franchise Loan Facility Agreement, in each case, voting as a separate class.

“Returned Amount” shall have the meaning assigned thereto in Section 5.11.

“Revolving Commitment” shall have the meaning assigned thereto in the Revolving Credit Facility Agreement as in effect on the date hereof.

“Revolving Credit Exposure” shall have the meaning assigned thereto in the Revolving Credit Facility Agreement as in effect on the date hereof.

“Revolving Credit Facility Agent” shall have the meaning assigned thereto in the Recitals hereof, and shall include its successors and permitted assigns.

“Revolving Credit Facility Agreement” shall have the meaning assigned thereto in the Recitals hereof, and shall include such agreement as amended, restated, replaced, supplemented or otherwise modified in accordance with its terms or as refinanced.

“Revolving Credit Facility Agreement Obligations” shall mean the “Obligations” under and as defined in the Revolving Credit Facility Agreement as in effect on the date hereof.

“Revolving Credit Facility Documents” shall mean the Revolving Credit Facility Agreement, the Revolving Credit Notes, the Existing Guaranties in favor of the Revolving Credit Facility Lenders and all fee letters, guaranties, mortgages, security agreements, pledge agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby.

“Revolving Credit Facility Lender Exposure” shall mean, as of any date of determination, for any Revolving Credit Facility Lender, the amount of such Revolving Credit Facility Lender’s Revolving Commitment; provided that, if (a) a Bankruptcy Proceeding with respect to the Company or any Guarantor has been commenced, (b) any of the Senior Secured Obligations have been accelerated (which acceleration has not been rescinded) or (c) such Revolving Credit Facility Lender has terminated its Commitment, then “Revolving Credit Facility Lender Exposure” shall mean, as of such date of determination, for such Revolving Credit Facility Lender, such Revolving Credit Facility Lender’s Revolving Credit Exposure.

“Revolving Credit Facility Lenders” shall mean the financial institutions from time to time party to the Revolving Credit Facility Agreement as Lenders thereunder and as defined therein and their successors and permitted assigns.

“Revolving Credit Facility Letters of Credit” shall mean all letters of credit issued under or pursuant to the Revolving Credit Facility Agreement.

“Revolving Credit Facility Secured Creditors” shall mean the Revolving Credit Facility Agent, the Issuing Bank, the Revolving Credit Facility Lenders and such Revolving Credit Facility Lenders and the Affiliates of Revolving Credit Facility Lenders which are parties to any Hedging Agreement with the Company or any Guarantor.

“Revolving Credit Notes” shall mean the “Revolving Credit Notes” under and as defined in the Revolving Credit Facility Agreement as in effect on the date hereof.

“Security” shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

“Security Documents” shall mean the documents set forth on Exhibit A hereto including the Fee Letter and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Collateral Agent Liens to secure the Senior Secured Obligations, whether now or hereafter executed, each as amended or amended and restated in conjunction herewith, or as may be amended, restated, replaced, supplemented or otherwise modified from time to time hereafter in accordance with the terms hereof. Security Documents shall not include the Note Agreement, the Senior Secured Notes, the Subsidiary Guaranty (as defined in the Note Agreement), the Revolving Credit Notes, the Subsidiary Guaranty Agreement (as defined in the Revolving Credit Facility Agreement), any Subsidiary Guaranty Agreement (as defined in the Franchise Loan Facility Agreement), the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement.

“Senior Note Documents” shall mean the Note Agreement, the Senior Secured Notes, the Existing Guaranties in favor of the Noteholders and all other guaranties, mortgages, security agreements, pledge agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby.

“Senior Secured Notes” shall have the meaning assigned thereto in the Recitals hereof.

“Senior Secured Obligations” shall mean collectively (a) the indebtedness, obligations and liabilities of the Company and its Affiliates (including, without limitation, the Guarantors) to the Noteholders under the Senior Note Documents (including, but not limited to, all unpaid principal of, Make-Whole Amount, if any, and accrued and unpaid interest on the Senior Secured Notes), (b) the indebtedness, obligations and liabilities of the Company and its Affiliates (including, without limitation, the Guarantors) to the Revolving Credit Facility Secured Creditors under the Revolving Credit Facility Documents (including, but not limited to, all amounts owed in respect of Hedging Agreements of the Company or its Affiliates owing to a Revolving Credit Facility Secured Creditor or any of its Affiliates) and any other Revolving Credit Facility Agreement Obligation and (c) the indebtedness, obligations and liabilities of the Company and its Affiliates (including, without limitation, the Guarantors) to the Franchise Loan Facility

Secured Creditors under the Franchise Loan Facility Documents and any other Franchise Loan Facility Agreement Obligation, in each case whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and all obligations of the Company and their Affiliates to the Creditors arising out of any extension, refinancing or refunding of any of the foregoing obligations.

“Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which at least a majority of the outstanding voting securities shall be beneficially owned, directly or indirectly, by such Person. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

Section 1.2.     Effectiveness of this Agreement. The effectiveness of this Agreement is conditioned upon the execution and delivery of (a) this Agreement by the Collateral Agent, the Noteholders, the Revolving Credit Facility Agent and the Franchise Loan Facility Servicer, (b) the Note Agreement by each of the parties thereto and the Senior Secured Notes by the Company, (c) the Second Amendment to Revolving Credit Facility Agreement by each of the parties thereto, (d) the Fourth Amendment to the Franchise Loan Facility Agreement by each of the parties thereto and (e) the Security Documents by each of the parties thereto that are necessary for such agreements to be legally effective.

SECTION 2.	RELATIONSHIPS AMONG SECURED PARTIES.
Section 2.1.	Equal and Ratable Sharing of Collateral.

(a)       The equal and ratable sharing of Collateral by the Creditors as provided for by this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of any of the Note Agreement, the Revolving Credit Facility Agreement, the Franchise Loan Facility Agreement or the institution of any Bankruptcy Proceeding unless expressly agreed to in writing by the Requisite Creditors.

(b)       Notwithstanding the order or time of attachment of, or the order, time, or manner of perfection or the order or time of filing or recordation of any document or instrument, or other method of perfecting any Lien which may have heretofore been, or may hereafter be, granted to, or created in favor of, any Creditor (in its capacity as such) in any property or assets included or intended to be included in the Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any Financing Document or Security Document and notwithstanding any provision of the Uniform Commercial Code (as in effect in any applicable jurisdiction) or other applicable law, the Collateral Agent shall have a senior priority lien on and security interest in the Collateral. No Creditor (in its capacity as such) shall have apart from its interest as provided herein and in the Security Documents, (i) any Lien on or security interest in the property and assets included in the Collateral or (ii) any Lien on or security interest in any other property or assets of the Company or any Subsidiary, and, notwithstanding the foregoing, to the extent any Creditor acquires any such Liens or security interests, such Creditor shall be deemed to (and by its acceptance of this Agreement agrees to) hold those Liens and security interests for the ratable benefit of all Creditors and such property or assets shall be deemed a part of the Collateral.

(c)       All proceeds received by the Collateral Agent or any Creditor upon the sale, exchange, collection, foreclosure, or other disposition of or realization upon all or any part of the Collateral, in each case pursuant to the exercise of remedies under any Financing Document or any Security Document, or upon any collection or enforcement under any guaranty of the Senior Secured Obligations in connection with, or during the existence of, an Enforcement Event (together, the “Company Proceeds”), which term shall include, without limitation, (i) the proceeds of any liquidation, foreclosure sale, enforcement of any Lien, or other realization upon any Collateral or of any collection or enforcement under any guaranty of the Senior Secured Obligations, together with any other sums thereafter received by any Creditor or the Collateral Agent as part of the Collateral (including, without limitation, all amounts received by the Collateral Agent or any Creditor pursuant to the exercise by it of any right of set off in respect of the Senior Secured Obligations held by it) and (ii) the proceeds of any distributions of Collateral received by any Creditor or the Collateral Agent in respect of any amounts owing to it under any of the Financing Documents following any marshaling of the assets of the Company (whether in bankruptcy, reorganization, winding up proceedings or similar proceedings, or otherwise), or following confirmation of any plan of arrangement or plan of reorganization of Company or any guarantor, shall be distributed among the Creditors and the Collateral Agent as set forth in Section 5.8.

Section 2.2.     Restrictions on Actions. Each Creditor agrees that, so long as any Senior Secured Obligations are outstanding, the provisions of this Agreement shall provide the exclusive method by which any Creditor may exercise rights and remedies under the Security Documents. Therefore, each Creditor shall, for the mutual benefit of all Creditors, except as permitted under this Agreement:

(a)       refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the Security Documents, except for delivering notices hereunder;

(b)       refrain from (1) selling any Senior Secured Obligations to the Company or any Affiliate of the Company or (2) accepting any guaranty of, or any other security for, the Senior Secured Obligations from the Company or any Affiliate of the Company, except (i) the Existing Guaranties, (ii) any guaranties required by Section 9.6 of the Note Purchase Agreement or Sections 5.10, 5.11 or 5.13 of the Revolving Credit Facility Agreement or Sections 6.9, 6.10 or 6.10B of the Franchise Loan Facility Agreement and (iii) any other guaranty or security granted to the Collateral Agent for the benefit of all Creditors; and

(c)       refrain from exercising any rights or remedies under the Security Documents which have or may have arisen or which may arise as a result of a Default or Event of Default;

provided, however, that nothing contained in subsections (a) through (c) above, shall prevent any Creditor from exercising any remedy under its documents that does not exercise a right under the Security Document or constitute a demand for payment under the Existing Guaranties (or any other guaranty permitted by Section 2.2(b)). For the avoidance of doubt, the Creditors agree that none of the following shall be restricted by the provisions of this Agreement: (i) imposing a default rate of interest in accordance with the Note Agreement, the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement, as applicable, (ii) ceasing to honor requests for credit extensions of any kind including the issuance, extension or increase of Letters of Credit, (iii) ceasing to continue or make Eurodollar Loans under and as defined in the Revolving Credit Facility Agreement or ceasing to continue or make Adjusted LIBO Rate Loans under and as defined in the Franchise Loan Facility Agreement, (iv) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating solely to the Collateral or any one or more of the Security Documents but not relating to any Creditor, which shall be governed by the provisions of this Agreement or (v) exercising any right of setoff, recoupment or similar right; provided that the amounts so set-off or recouped shall constitute Collateral for purposes of this Agreement and the Creditor shall promptly cause such amounts to be delivered to the Collateral Agent for deposit in the Special Trust Account.

Section 2.3.	Representations and Warranties.

(a)       Each of the parties hereto represents and warrants to the other parties hereto that:

(i)        the execution, delivery and performance by such Person of this Agreement has been duly authorized by all necessary corporate proceedings and does not and will not contravene any provision of law, its charter or by-laws or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Person; and

(ii)       the execution, delivery and performance by such Person of this Agreement will result in a valid and legally binding obligation of such Person enforceable in accordance with its terms.

(b)       The Revolving Credit Facility Agent represents and warrants to the other parties hereto that it is authorized to execute this Agreement on behalf of itself and each other Revolving Credit Facility Secured Creditor and the execution, delivery and performance by the Revolving Credit Facility Agent of this Agreement will result in a valid and legally binding obligation of each Revolving Credit Facility Secured Creditor enforceable in accordance with its terms.

(c)       The Franchise Loan Facility Servicer represents and warrants to the other parties hereto that it is authorized to execute this Agreement on behalf of itself and each other Franchise Loan Facility Secured Creditor and the execution, delivery and performance by the Franchise Loan Facility Servicer of this Agreement will result in a valid and legally binding obligation of each Franchise Loan Facility Secured Creditor enforceable in accordance with its terms.

Section 2.4.     Cooperation; Accountings. Each of the Creditors will, upon the reasonable request of another Creditor, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. Each of the Noteholders, the Franchise Loan Facility Servicer on behalf of the Franchise Loan Facility Secured Creditors, and the Revolving Credit Facility Agent on behalf of the Revolving Credit Facility Secured Creditors agree to provide to each other upon reasonable request a statement of all payments received in respect of Senior Secured Obligations.

Section 2.5.     Termination of Note Agreement, Revolving Credit Facility Agreement or Franchise Loan Facility Agreement. Upon payment in full of all Senior Secured Obligations to any Creditor, and, in the case of the Revolving Credit Facility Lenders, the termination of such Revolving Credit Facility Lender’s Commitment and the expiration or cancellation of all Letters of Credit issued by such Revolving Credit Facility Lender under such facility and in the case of the Franchise Loan Facility Participants, the termination of such Franchise Loan Facility Participant’s Commitment and the expiration or cancellation of all Letters of Credit issued by such Franchise Loan Facility Participant under such facility, such Creditor (a “Former Creditor”) shall, subject to Section 5.11 hereof, cease to be bound by this Agreement; provided, however, if all or any part of any payments to any Creditor made prior to such Former Creditor ceasing to be a party to this Agreement become a Returned Amount, then this Agreement in respect of such Former Creditor shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Senior Secured Obligations so invalidated, set aside or repaid.

SECTION 3.	APPOINTMENT AND AUTHORIZATION OF COLLATERAL AGENT.

(a)       Each Creditor and each other holder of a Senior Secured Obligations by its acceptance thereof hereby designates and appoints Bank of America, N.A. as the Collateral Agent of such Creditor under this Agreement and the Security Documents. The appointment made by this Section 3(a) is given for valuable consideration and coupled with an interest and, subject to Section 4.8, is irrevocable so long as the Senior Secured Obligations, or any part thereof, shall remain unpaid or any Revolving Credit Facility Lender or Franchise Loan Facility Participant is obligated to fund its Commitment or make or fund any advances under the Letters of Credit.

(b)       Each Creditor and each other holder of a Senior Secured Obligations by its acceptance thereof hereby irrevocably authorizes Bank of America, N.A. as the Collateral Agent for such Creditor to (1) execute and enter into each of the Security Documents and all other instruments relating to said Security Documents, (2) take action on its behalf expressly permitted to perfect, maintain and preserve the Liens granted thereby, (3) execute instruments of release or to take such other action necessary to release Liens upon the Collateral to the extent authorized by this Agreement or the Financing Documents or the Requisite Creditors, (4) act as its agent for perfection and (5) exercise such other powers and perform such other duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof together with such powers as are reasonably incidental thereto.

(c)       Notwithstanding any provision to the contrary elsewhere in this Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Documents or this Agreement or otherwise be deemed to exist for, be undertaken by or apply to the Collateral Agent.

(d)       The relationship between the Collateral Agent and each of the Creditors is that of an independent contractor. The use of the term “Collateral Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Collateral Agent and each of the Creditors. Nothing contained in this Agreement nor the other Security Documents shall be construed to create an agency, trust or other fiduciary relationship between the Collateral Agent and any of the Creditors or the Company. As an independent contractor empowered by the Creditors to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Security Documents, the Collateral Agent is nevertheless a “representative” of the Creditors, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Creditors and the Collateral Agent with respect to all Collateral. Such actions include the designation of the Collateral Agent as “secured party”, “mortgagee” or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Senior Secured Obligations, all for the benefit of the Creditors and the Collateral Agent.

SECTION 4.	AGENCY PROVISIONS.

Section 4.1.     Delegation of Duties. The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the Security Documents by or through employees, agents or attorneys-in-fact and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Company (and shall constitute a Senior Secured Obligation under the Security Documents and hereunder) and shall be subject to the indemnity provisions of Section 4.6.

Section 4.2.     Exculpatory Provisions. Neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Security Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Creditors for any recitals, statements, representations or warranties made by the Company or any officer, representative, agent or employee thereof contained in any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the

Collateral Agent under or in connection with this Agreement or any Security Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or for any failure of the Company to perform its obligations thereunder. The Collateral Agent shall be under no obligation to the Creditors to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Security Documents or any of the Senior Note Documents, the Revolving Credit Facility Documents or the Franchise Loan Facility Documents.

Section 4.3.     Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement or any Security Document unless it shall first receive such advice or concurrence of the Majority Creditors as is contemplated by Section 5 hereof and it shall first be indemnified to its reasonable satisfaction by the Creditors against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Security Documents in accordance with the provisions of Section 5.6 hereof and in accordance with written instructions of the Majority Creditors pursuant to Section 5.3 hereof, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Creditors and all future holders of the Senior Secured Obligations.

Section 4.4.     Knowledge or Notice of Default or Event of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received written notice from a Creditor or the Company referring to the Note Agreement, the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement, describing such Default or Event of Default, setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry; provided that the failure of any Creditor to provide such notice shall not impair any rights of such Creditor hereunder.

Section 4.5.     Non-Reliance on Collateral Agent and Other Creditors. Each Creditor expressly acknowledges that except as set forth in Section 2.3(a) hereof, neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it. Each Creditor represents that it has, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company. Each Creditor also represents that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Security Documents and this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. The Collateral Agent shall have no duty or responsibility to provide any Creditor with information concerning the business, operations, property, financial or other condition, or creditworthiness of Company that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 4.6.	Indemnification.

(a)       Each Creditor agrees to indemnify the Collateral Agent and its employees, directors, officers, agents and attorneys-in-fact in their capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to its respective share of the sum of the aggregate outstanding principal amount of indebtedness evidenced by the Senior Secured Notes and the aggregate amount of Revolving Credit Facility Lender Exposure and Franchise Loan Facility Participant Exposure from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following an Event of Default or the payment of the Senior Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent arising out of or relating to the Security Documents, the actions or omissions of the Collateral Agent specifically required or permitted by this Agreement or the Security Documents or the exercise of remedies pursuant to written instructions of the Majority Creditors pursuant to Section 5.3 hereof; provided that no Creditor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent’s gross negligence or willful misconduct. If any Creditor (a “Non-Indemnifying Creditor”) fails to tender payment of its ratable share of any of such Indemnified Liabilities (its “Indemnity Share”), then the Collateral Agent is hereby expressly granted the right thereafter to, and shall, withhold from any distributions of Collateral otherwise payable to such Non-Indemnifying Creditor an amount equal to its Indemnity Share remaining unpaid at such time of receipt of such distributions and apply such amount withheld in satisfaction of such Indemnity Share. The Collateral Agent shall also have the right to collect from such Non-Indemnifying Creditor, or withhold from any distributions to otherwise be made to such Non-Indemnifying Secured Creditor, the Collateral Agent’s reasonable costs and expenses incurred in collecting such Non-Indemnifying Creditor’s Indemnity Share. The agreements in this Section 4.6(a) shall survive the payment of the Senior Secured Obligations, the resignation or removal of the Collateral Agent and the termination of this Agreement, the Security Documents and the Financing Documents.

(b)       The Company agrees to indemnify the Collateral Agent its employees, directors, officers, agents and attorneys-in-fact in their capacity as such from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) which may at any time (including, without limitation, at any time following an Event of Default or the payment of the Senior Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent arising out of or relating to (i) the Security Documents, (ii) the actions or omissions of the

Collateral Agent specifically required or permitted by this Agreement or the Security Documents or the exercise of remedies pursuant to written instructions of the Majority Creditors pursuant to Section 5.3 hereof, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, and regardless of whether any Person to be indemnified hereunder is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of such indemnitee and (iv) the payment, failure to pay, or delay in payment of any taxes in respect of the granting of security under this Agreement or the Security Documents, any stamp or other taxes in respect of Senior Secured Obligations, or any other taxes imposed upon or assessed against the Collateral Agent relating to or, in connection with its services hereunder and thereunder (but excluding therefrom net income taxes and franchise taxes in lieu of net income taxes imposed on the Collateral Agent as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax and the Collateral Agent (except a connection arising solely from the Collateral Agent having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Security Documents or any of the Financing Documents), provided that the Company shall not be liable under this Section 4.6(b) for any such loss, claim, damage, liability, expense or obligation incurred by the Collateral Agent to the extent resulting from its own gross negligence or willful misconduct. It is the express intention of the parties hereto that each Person to be indemnified hereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the ordinary, sole or contributory negligence of such Person. The Company shall also reimburse any Creditor upon demand for any indemnification obligation in respect of which such Creditor shall become liable to the Collateral Agent as contemplated by Section 4.6(a) of this Agreement. The indemnity rights set forth in this Section 4.6(b) shall survive the payment of the Senior Secured Obligations, the resignation or removal of the Collateral Agent and the termination of this Agreement, the Security Documents and the Financing Documents.

Section 4.7.     Collateral Agent in Its Individual Capacity. Bank of America, N.A. and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Affiliates as though such Person was not the Collateral Agent hereunder. With respect to any obligations owed to it under the Revolving Credit Facility Agreement or under the Franchise Loan Facility Agreement, Bank of America, N.A. shall have the same rights and powers under this Agreement as any Creditor and may exercise the same as though it were not the Collateral Agent, and the terms “Creditor” and “Creditors” shall include the Collateral Agent in its individual capacity.

Section 4.8.	Successor Collateral Agent.

(a)       The Collateral Agent may resign at any time upon 60 days’ written notice to the Creditors and the Company and may be removed at any time, with or without cause, by the Majority Creditors by written notice delivered to the Company, the Collateral Agent and the Creditors. If the Collateral Agent is also a Revolving Credit Facility Lender or Franchise Loan Facility Participant, then the holders of at least 51% of the outstanding principal amount of the indebtedness evidenced by the Senior Secured Notes may remove the Collateral Agent at any time. After any resignation or removal hereunder of the Collateral Agent, the provisions of this Section 4 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was the Collateral Agent under this Agreement.

(b)       Upon receiving written notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Majority Creditors; provided, however, that such successor Collateral Agent shall be (1) a bank or trust company having a combined capital and surplus of at least $1,000,000,000, subject to supervision or examination by a Federal or state banking authority; and (2) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent. If a successor Collateral Agent shall not have been appointed pursuant to this Section 4.8(b) within such 60 day period after the Collateral Agent’s resignation or upon removal of the Collateral Agent then any Creditor or the Collateral Agent (unless the Collateral Agent is being removed) may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 4.8(b). The Creditors hereby consent to such petition and appointment so long as such criteria are met.

(c)       The resignation or removal of a Collateral Agent shall take effect on the day specified in the notice described in Section 4.8(a), unless previously a successor Collateral Agent shall have been appointed and shall have accepted such appointment, in which event such resignation or removal shall take effect immediately upon the acceptance of such appointment by such successor Collateral Agent, provided, however, that no such resignation or removal shall be effective hereunder unless and until a successor Collateral Agent shall have been appointed and shall have accepted such appointment.

(d)       The appointment of a successor Collateral Agent pursuant to Section 4.8(b) shall become effective upon the acceptance of the appointment as Collateral Agent hereunder by a successor Collateral Agent. Upon such effective appointment, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent. Such appointment and designation shall be full evidence of the right and authority to act as Collateral Agent hereunder and all Collateral, power, trusts, duties, documents, rights and authority of the previous Collateral Agent shall rest in the successor, without any further deed or conveyance. The predecessor Collateral Agent shall, nevertheless, on the written request of the Majority Creditors or successor Collateral Agent, execute and deliver any other such instrument transferring to such successor Collateral Agent all the Collateral, properties, rights, power, trust, duties, authority and title of such predecessor. The Company, to the extent requested by the Majority Creditors or the Collateral Agent shall procure any and all documents, conveyances or instruments and execute the same, to the extent required, in order to reflect the transfer to the successor Collateral Agent.

SECTION 5.	ACTIONS BY THE COLLATERAL AGENT.

Section 5.1.     Duties and Obligations. The duties and obligations of the Collateral Agent are only those set forth in this Agreement and in the Security Documents.

Section 5.2.     Notification of Default. If the Collateral Agent has been notified in writing that a Default or an Event of Default has occurred, the Collateral Agent shall notify the Creditors and may notify the Company of such determination. Any Creditor which has actual knowledge of a Default or an Event of Default, shall deliver to the Collateral Agent a written statement to such effect (a “Default Notice”). Failure to deliver a Default Notice to the Collateral Agent, however, shall not (a) constitute a waiver of such Default or Event of Default by the Creditors or (b) impair any rights of such Creditor hereunder. No Default Notice from any Creditor shall be required to be given (i) if such Event of Default is waived or cured by amendment prior to the time a Default Notice is delivered or (ii) if notice of such Event of Default has previously been delivered to the Collateral Agent. Upon receipt of a Default Notice or a notice as required by Section 4.4 from a Creditor, the Collateral Agent shall promptly (and in any event no later than five (5) Business Days after receipt of such notice in the manner provided in Section 7.8 hereof) issue its “Notice of Default” to all Creditors. The Notice of Default may contain a recommendation of actions by the Creditors and/or request instructions from the Creditors as to specific matters and shall specify a date on which responses are due.

Section 5.3.     Exercise of Remedies. The Collateral Agent shall take only such actions and exercise only such remedies under the Security Documents as are approved in a written notice delivered to the Collateral Agent and signed by the Majority Creditors.

Section 5.4.     Changes to Security Documents. Any term of the Security Documents may be amended, and the performance or observance by the parties to a Security Document of any term of such Security Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Collateral Agent only upon the written consent of the Requisite Creditors.

Section 5.5.     Release of Collateral. Unless an Event of Default has occurred and is continuing and the Collateral Agent shall have received a Default Notice in connection therewith, the Collateral Agent may (but shall not be obligated to), without the approval of the Majority Creditors as required by Section 5.3 hereof, release any Collateral under the Security Documents which is permitted to be sold or disposed of by the Company and its Affiliates pursuant to the Note Agreement, the Revolving Credit Facility Agreement and the Franchise Loan Facility Agreement and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent’s security interest in such Collateral. In determining whether any such release is permitted, the Collateral Agent may rely upon the instructions or stipulation from the class of Majority Creditors party to such agreement.

Section 5.6.     Other Actions. The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the Security Documents not inconsistent with the written instructions of the Majority Creditors delivered pursuant to Section 5.3 hereof or the terms of this Agreement, including actions the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Creditors. Except as otherwise provided by applicable law, the Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond those duties imposed by Section 207 of Article 9 of the Uniform Commercial Code with respect to any Collateral in the Collateral Agent’s actual possession.

Section 5.7.     Cooperation. To the extent that the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Agreement requires that any action be taken by any Creditor, such Creditor shall take such reasonable action and cooperate with the Collateral Agent to reasonably ensure that the rights, powers and remedies of all Creditors are exercised in full.

Section 5.8.     Distribution of Proceeds. All amounts owing with respect to the Senior Secured Obligations shall be secured pro rata by the Collateral without distinction as to whether some Senior Secured Obligations are then due and payable and other Senior Secured Obligations are not then due and payable. Upon any realization upon the Collateral and/or the receipt of any payments under any Security Document after the occurrence of an Enforcement Event and any payments under any Existing Guaranty and any other guaranty of any Senior Secured Obligations, the Creditors agree that the proceeds thereof shall be applied:

first, to any amounts owing to the Collateral Agent by the Company or the Creditors pursuant to this Agreement, the Fee Letter or the Security Documents, including, without limitation, payment of expenses incurred by the Collateral Agent with respect to maintenance and protection of the Collateral and of expenses incurred with respect to the sale of or realization upon any of the Collateral or the perfection, enforcement or protection of the rights of the Creditors (including reasonable attorneys’ fees and expenses);

second, equally and ratably to the payment of all amounts of the Senior Secured Obligations constituting reimbursement of expenses (including attorney fees and other expenses of other professionals) and indemnities (other than breakage costs) required to be paid pursuant to the Note Agreement, the Revolving Credit Facility Agreement or the Franchise Loan Credit Facility Agreement;

third, equally and ratably to the payment of all amounts of interest outstanding that constitute Senior Secured Obligations (other than any Make-Whole Amount or breakage costs but including any periodic payments due under any Hedging Agreement constituting a Senior Secured Obligation) and letter of credit fees, commitment fees and administrative agent fees (such administrative agent fees not to exceed the amount thereof required to be paid pursuant to the applicable Financing Document as in effect on the date hereof) that constitute Senior Secured Obligations and are required to be paid pursuant to any Financing Document according to the aggregate amounts of such interest and fees then owing to each Creditor;

fourth, equally and ratably to the payment of all outstanding amounts of principal, Letter of Credit Exposure, the termination value of any Hedging Agreement to the extent such Hedging Agreement has been terminated on or prior to the date of the applicable distribution of proceeds, breakage compensation, prepayment premiums and up to $25,000,000 of Make-Whole Amount, if any, which constitute Senior Secured Obligations;

fifth, equally and ratably to all other amounts then due to the Creditors (including, without limitation, any Make-Whole Amount not paid pursuant to clause fourth above) under the Note Agreement, the Revolving Credit Facility Agreement and the Franchise Loan Credit Facility Agreement;

sixth, equally and ratably to all Disallowed Obligations under the Note Agreement, the Revolving Credit Facility Agreement and the Franchise Loan Credit Facility Agreement; and

seventh, the balance, if any, shall be returned to the Company or such other Persons as are entitled thereto.

Any payment pursuant to this Section 5.8 with respect to the outstanding amount of any undrawn Letters of Credit shall be paid to the Collateral Agent for deposit in an account (the “Letter of Credit Collateral Account”) to be held as collateral for the Senior Secured Obligations and disposed of as provided herein. On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall distribute from the Letter of Credit Collateral Account for application to the payment of the reimbursement obligation due to the Revolving Credit Facility Lenders or the Franchise Loan Facility Participants, as applicable, with respect to such draw an amount equal to the product of (1) the amount then on deposit in the Letter of Credit Collateral Account, and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such draw. On each date on which a reduction in the outstanding amount of undrawn Letters of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Letter of Credit Collateral Account an amount equal to the product of (i) the amount then on deposit in the Letter of Credit Collateral Account, and (ii) a fraction, the numerator of which is the amount of such reduction in the outstanding amount of undrawn Letters of Credit and the denominator of which is the amount of all undrawn Letters of Credit immediately prior to such reduction, which amount shall be distributed as provided in the first paragraph of this Section 5.8. At such time as the outstanding amount of all undrawn Letters of Credit is reduced to zero, any amount remaining in the Letter of Credit Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in the first paragraph of this Section 5.8. All payments by the Collateral Agent hereunder shall be made (u) if to a Noteholder, directly to the applicable Noteholder, (x) if to any Revolving Credit Facility Secured Creditor, to the Revolving Credit Facility Agent for the account of the applicable Revolving Credit Facility Secured Creditor, (y) if to any Franchise Loan Facility Secured Creditor, to the Franchise Loan Facility Servicer for the account of the applicable Franchise Loan Facility Secured Creditor and (z) if to the Collateral Agent, directly to the Collateral Agent.

Section 5.9.     Authorized Investments. Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of any of the Security

Documents or otherwise, shall to the extent feasible within a reasonable time be invested by the Collateral Agent in Cash Equivalent Investments. Any interest earned on such funds shall be disbursed to the Creditors in accordance with Section 5.8. The Collateral Agent may hold any such funds in a common interest bearing account. The Collateral Agent shall have no duty to place funds held pursuant to this Section 5.9 in investments which provide a maximum return; provided, however, that the Collateral Agent shall to the extent feasible invest funds in Cash Equivalent Investments with reasonable promptness. In the absence of gross negligence or willful misconduct, the Collateral Agent shall not be responsible for any loss of any funds invested in accordance with this Section 5.9.

Section 5.10.	Determination of Amount of Senior Secured Obligations.

(a)       In determining the amount of the Senior Secured Obligations owed to each Creditor and the portions thereof which are due on account of principal, interest, fees, or expenses or otherwise, the Collateral Agent may request from each Creditor, and shall be entitled to rely upon, a statement from each Creditor setting forth the Senior Secured Obligations owed to it in such detail as shall permit the Collateral Agent to make the foregoing distributions. In the event of any dispute between any Creditors as to the Senior Secured Obligations owed to them or the amounts thereof, the Collateral Agent shall be entitled to hold such portion of the proceeds to be distributed as are subject to such dispute pending the resolution by the parties or pursuant to a judicial determination.

(b)       If in connection with a Bankruptcy Proceeding of the Company any portion of the Senior Secured Obligations referred to in clauses SECOND, THIRD, FOURTH or FIFTH of Section 5.8 is determined to be unenforceable or is disallowed (such portion to be hereinafter referred to as a “Disallowed Obligation”), then such Disallowed Obligation shall not be included in the calculation of amounts to be paid pursuant to clauses SECOND, THIRD, FOURTH or FIFTH of Section 5.8 but shall be included in clause SIXTH of Section 5.8; provided, that in no event shall a claim pursuant to an Existing Guaranty or any other guaranty of a Senior Secured Obligation be included as a Disallowed Obligation unless the Senior Secured Obligation which is guaranteed by such Existing Guaranty or other guaranty also constitutes a Disallowed Obligation. In no event shall any Creditor take any action to challenge, contest or dispute the validity, extent, enforceability or priority of the Liens or claims of any other Creditor on the Collateral, or that would have the effect of invalidating such liens, or support any person who takes any such action. Each of the Creditors agrees that it will not take any action to challenge, contest or dispute the validity, extent, enforceability or the secured status of any other Creditor’s claims against the Company (other than any such claim resulting from the breach of this Agreement), or that would have the effect of invalidating such claim or support any person who takes any such action. For the avoidance of doubt, a Creditor’s claims that constitute Senior Secured Obligations shall be included in any distribution of proceeds pursuant to Section 5.8 whether or not a Lien held by such Creditor is invalidated or set aside. This Section 5.10(b) is without prejudice to the obligation of the Revolving Credit Facility Lenders and the Franchise Loan Facilities Participants to reimburse the Revolving Credit Facility Agent and the Franchise Loan Facility Servicer, respectively, for fees, expenses and other charges under the terms of the

Revolving Credit Facility Agreement and the Franchise Loan Facility Agreement irrespective of the disallowance of such fees, expenses or charges.

(c)       If in connection with a Bankruptcy Proceeding of Company, the fees and expenses of the Collateral Agent referred to in clause First of Section 5.8 are determined to be unenforceable or are disallowed, in whole or in part, each Creditor agrees to pay its Indemnity Share of such fees and expenses.

Section 5.11.   Reinstatement. If at any time the Collateral Agent or any Creditor shall be required to restore or return, or if such Person restores or returns in good faith settlement of pending or threatened avoidance claims, to the Company or to the bankruptcy estate of the Company any payments or distributions theretofore applied to the Senior Secured Obligations or any portion thereof, whether by reason of the insolvency, bankruptcy, reorganization or other similar event in respect of the Company (a “Returned Amount”), then, (a) the Collateral Agent (or Creditor, as applicable) shall promptly give notice of the Returned Amount to each Creditor and (b) each of the Creditors shall promptly transfer to the Collateral Agent (for reimbursement to the Collateral Agent or such Creditor, as the case may be) such amounts as are necessary such that each Creditor shall have received and retained the amount it would have received under Section 5.8 had the Returned Amount not previously been distributed (its “Returned Amount Share”). If any Creditor (a “Non-Returning Secured Creditor”) fails to tender payment of its Returned Amount Share, then the Collateral Agent is hereby expressly granted the right thereafter to, and shall, withhold from any distributions otherwise payable to such Non-Returning Secured Creditor an amount equal to its Returned Amount Share remaining unpaid at such time of receipt of such distributions and apply such amount withheld in satisfaction of such Returned Amount Share. The Collateral Agent shall also have the right to collect from such Non-Returning Secured Creditor, or withhold from any distributions under Section 5.8 to otherwise be made to such Non-Returning Secured Creditor, the Collateral Agent’s reasonable costs and expenses incurred in collecting such Non-Returning Secured Creditor’s Returned Amount Share. The agreements in this Section 5.11 shall survive the payment of the Senior Secured Obligations and the termination of the Financing Documents or this Agreement.

SECTION 6.	BANKRUPTCY PROCEEDINGS.

The following provisions shall apply during any Bankruptcy Proceeding of the Company or any Affiliate of the Company:

(a)       The Collateral Agent shall act on the instructions of the Requisite Creditors with respect to the administration of the Collateral in such Bankruptcy Proceeding and each Creditor agrees to be bound by such instructions with respect to matters pertaining to the Collateral.

(b)       Each Creditor shall be free to act independently on any issue not directly relating solely to the Collateral. Each Creditor shall give prior notice to the Collateral Agent of any action hereunder to the extent that such notice is possible. If such prior notice is not given, such Creditor shall give prompt notice following any action taken hereunder.

(c)       Any proceeds of the Collateral received by any Creditor as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.8.

SECTION 7.	MISCELLANEOUS.

Section 7.1.     Creditors; Other Collateral. The Creditors agree that all of the provisions of this Agreement shall apply to any and all properties, assets and rights of the Company and their Affiliates, including, without limitation, the Guarantors, in which the Collateral Agent at any time acquires a security interest or Lien pursuant to the Security Documents, the Note Agreement, the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement including, without limitation, real property or rights in, on or over real property, notwithstanding any provision to the contrary in any mortgage, security agreement, pledge agreement or other document purporting to grant or perfect any Lien in favor of the Creditors or any of them or the Collateral Agent for the benefit of the Creditors.

Section 7.2.     Marshalling. The Collateral Agent shall not be required to marshall any present or future security for (including, without limitation, the Collateral), or guaranties of, the Senior Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of each of such Person’s rights in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, the Creditors hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Creditors’ rights under the Security Documents or under any other instrument evidencing any of the Senior Secured Obligations or under which any of the Senior Secured Obligations is outstanding or by which any of the Senior Secured Obligations is secured or guaranteed.

Section 7.3.     Consents, Amendments, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Requisite Creditors referred to in clause (a) of the definition thereof, the Revolving Credit Facility Agent (acting upon the direction of the Requisite Creditors referred to in clause (b) of the definition thereof), the Franchise Loan Facility Servicer (acting upon the direction of the Requisite Creditors referred to in clause (c) of the definition thereof) and the Collateral Agent.

Section 7.4.     Governing Law. This Agreement shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the laws of the State of Illinois.

Section 7.5.     Parties in Interest. All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including, without limitation, any future holder of the Senior Secured Obligations; provided that no Creditor may assign or transfer its rights hereunder or under the Security Documents without such assignees or transferees agreeing, by executing an instrument in form and substance reasonably acceptable to the Collateral Agent, to be bound by the terms of this Agreement as though named herein; provided further, (a) that with respect to the Revolving Credit Facility Secured Creditors (other than the Revolving Credit Facility Agent) and the Franchise Loan Facility Creditors (other than the Franchise Loan Facility Servicer), the requirements of this Section 7.5 shall be satisfied upon satisfaction of the assignment provisions set forth in the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement, as applicable and (b) that with respect to the Revolving Credit Facility Agent and the Franchise Loan Facility Servicer, the requirements of this Section 7.5 shall be satisfied upon the satisfaction of the resignation of the Revolving Credit Facility Agent or the Franchise Loan Facility Servicer in accordance with the terms of the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement, as applicable, and appointment of a successor thereto in accordance with the terms of the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement, as applicable.

Section 7.6.     Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Section 7.7.     Termination. Upon payment in full of the Senior Secured Obligations in accordance with their respective terms, the termination of the Commitments and the expiration or cancellation of all undrawn Letters of Credit under the Revolving Credit Facility Documents and the Franchise Loan Facility Documents, this Agreement shall terminate.

Section 7.8.     Notices. Except as otherwise expressly provided herein, all notices, consents and waivers and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, mailed by registered or certified mail or prepaid overnight air courier, or by facsimile communications, addressed as follows:

If to the Collateral Agent, at:	Bank of America, N.A.

Agency Management

231 South LaSalle Street

Mail Code: IL1-231-10-41

Chicago, Illinois 60604

Attention: Laura Call

Telephone: 312-828-3559

Facsimile: 877-207-2883

Email: laura.call@bankofamerica.com

If to any Revolving Credit Facility	c/o Revolving Credit Facility Agent,
Secured Creditor, at:	Bank of America, N.A.

Agency Management

231 South LaSalle Street

Mail Code: IL1-231-10-41

Chicago, Illinois 60604

Attention: Laura Call

Telephone: 312-828-3559

Facsimile: 877-207-2883

Email: laura.call@bankofamerica.com

If to any Franchise Loan Facility	c/o Franchise Loan Facility Servicer
Secured Creditor, at:	Bank of America, N.A.

Agency Management

231 South LaSalle Street

Mail Code: IL1-231-10-41

Chicago, Illinois 60604

Attention: Laura Call

Telephone: 312-828-3559

Facsimile: 877-207-2883

Email: laura.call@bankofamerica.com

If to any Noteholder, at:	Such address as set forth for such Noteholder on Schedule 1 hereto
If to the Company, at:	Ruby Tuesday, Inc.

150 West Church Avenue

Maryville, Tennessee 37801

Attention: Chief Financial Officer

or at such other address for notice as the Collateral Agent, such Creditor or the Company shall last have furnished in writing to the Person giving the notice, provided that a notice by overnight air courier shall only be effective if delivered at a street address designated for such purpose and a notice by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose. Notwithstanding any provision of this Agreement to the contrary, all notices to the Revolving Credit Facility Secured Creditors shall be delivered to the Revolving Credit Facility Agent and all notices to the Franchise Loan Facility Secured Creditors shall be delivered to the Franchise Loan Facility Servicer. The obligation of any Revolving Credit Facility Secured Creditor to give notice hereunder may be satisfied by the giving of such notice by the Revolving Credit Facility Agent and the obligation of any Franchise Loan Facility Secured Creditor to give notice hereunder may be satisfied by the giving of such notice by the Franchise Loan Facility Servicer.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

BANK OF AMERICA, N.A., as Collateral Agent

By /s/ Anne M. Zeschke

Name: Anne M. Zeschke

Title:	Assistant Vice President

BANK OF AMERICA, N.A., as Revolving Credit Facility Agent

By /s/ Anne M. Zeschke

Name: Anne M. Zeschke

Title: Assistant Vice President

BANK OF AMERICA, N.A., as Franchise Loan Facility Servicer

By /s/ Anne M. Zeschke

Name: Anne M. Zeschke

Title: Assistant Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as a Noteholder

By /s/ Timothy S. Collins

Name: Timothy S. Collins

Title:  Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, for its Group Annuity Separate Account, as a Noteholder

By /s/ Timothy S. Collins

Name: Timothy S. Collins

Title:Authorized Representative

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Noteholder

By /s/ Billy B. Greer

Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a Noteholder

By: Prudential Investment Management, Inc.,

as Investment Manager

By /s/ Billy B. Greer

Vice President

PRUCO LIFE INSURANCE COMPANY, as a Noteholder

By /s/ Billy B. Greer

Assistant Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

GIBRALTAR LIFE INSURANCE CO., LTD., as a Noteholder

By: Prudential Investment Management    (Japan), Inc., as Investment Manager

By: Prudential Investment Management, Inc., as Sub-Adviser

By /s/ Billy B. Greer

Vice President

ZURICH AMERICAN INSURANCE COMPANY, as a Noteholder

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By /s/ Billy B. Greer

Vice President

PHOENIX LIFE INSURANCE COMPANY, as a Noteholder

By /s/ John H. Beers

Name: John H. Beers

Title:	Vice President

NATIONWIDE LIFE INSURANCE COMPANY, as a Noteholder

By /s/ Thomas M. Powers

Name: Thomas M. Powers

Title:	Authorized Signatory

Signature page to Intercreditor

  and Collateral Agency Agreement

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, as a Noteholder

By /s/ Joseph P. Young

Name: Joseph P. Young

Title:	Authorized Signatory

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA, as a Noteholder

By /s/ Joseph P. Young

Name: Joseph P. Young

Title:	Authorized Signatory

NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA, as a Noteholder

By /s/ Joseph P. Young

Name: Joseph P. Young

Title:	Authorized Signatory

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY, as a Noteholder

By /s/ Joseph P. Young

Name: Joseph P. Young

Title:	Authorized Signatory

UNITED OF OMAHA LIFE INSURANCE COMPANY, as a Noteholder

By /s/ Curtis R. Caldwell

Name: Curtis R. Caldwell

Title:	Senior Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

COMPANION LIFE INSURANCE COMPANY, as a Noteholder

By /s/ Curtis R. Caldwell

Name: Curtis R. Caldwell

Title:	Authorized Signer

MODERN WOODMEN OF AMERICA, as a Noteholder

By /s/ Douglas A. Pannier

Name: Douglas A. Pannier

Title:	Portfolio Mgr. – Private Placements

ASSURITY LIFE INSURANCE COMPANY (successor in interest to Security Financial Life Insurance Co.), as a Noteholder

By /s/ Victor Weber

Name: Victor Weber

Title:	Senior Director- Investments

BANC OF AMERICA SECURITIES LLC, as a Noteholder

By /s/ Jonathan M. Barnes

Name: Jonathan M. Barnes

Title:	Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

Each of the undersigned hereby acknowledges (a) the terms of the foregoing Agreement, (b) that the foregoing Agreement is for the sole benefit of the Creditors and that it has no rights or benefits under such Agreement, and (c) that the provisions of the foregoing Agreement may be waived, amended or modified without its consent.

RUBY TUESDAY, INC.

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Senior Vice President

RTBD, INC.

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	President

RUBY TUESDAY, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT FINANCE, INC.

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RUBY TUESDAY GC CARDS, INC.

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

RT TAMPA FRANCHISE, LP

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT ORLANDO FRANCHISE, LP

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT SOUTH FLORIDA FRANCHISE, LP

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT NEW YORK FRANCHISE, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT SOUTHWEST FRANCHISE, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT MICHIANA FRANCHISE, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

RT FRANCHISE ACQUISITION, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT KENTUCKY RESTAURANT HOLDINGS, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT FLORIDA EQUITY, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RTGC, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT WEST PALM BEACH FRANCHISE, LP

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT MICHIGAN FRANCHISE, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

RT DETROIT FRANCHISE, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement